EXHIBIT (H)(1)

                  ADDITION OF THE JEFFERSON REGIONAL BANK FUND
                              JEFFERSON REIT FUND
                                     TO THE
                    FUND ADMINISTRATION SERVICING AGREEMENT
                                    Between
                         THE JEFFERSON FUND GROUP TRUST
                                      and
                       FIRSTAR MUTUAL FUND SERVICES, LLC
                      which is Dated as of March 16, 1995


  WHEREAS, the above parties have entered into a Fund Administration Servicing Agreement (the "Agreement") whereby Firstar Mutual Fund Services, LLC ("Firstar") has agreed to provide fund administration services to The Jefferson Fund Group Trust (the "Trust"); and

  WHEREAS, the parties would like to add the Jefferson Regional Bank Fund and the Jefferson REIT Fund (collectively, the "Funds") to the Agreement;

  NOW THEREFORE, the Trust and Firstar agree to add the Funds to the Agreement and compensation for the Funds will be determined as described in the Agreement.

  Dated this   day of October, 1998

-------------------                     --------------------
THE JEFFERSON FUND                      FIRSTAR MUTUAL FUND
GROUP TRUST                             SERVICES, LLC


ATTEST:                                 ATTEST: